Exhibit 10.1


                       SECURITY RESEARCH ASSOCIATES, INC.

August 6, 2007

Jack Kleinert
Chief Executive Officer
Velocity Asset Management, Inc.
1800 Route 34 North
Building 4, Suite 404A
Wall, NJ  07719

Dear Mr. Kleinert:

         We are pleased to confirm the arrangements under which Security Research Associates, Inc. ("SRA") is engaged by Velocity Asset Management, Inc. (the "Company") as exclusive placement agent on a "best-efforts" basis in connection with a proposed private placement of securities to be issued by the Company in accordance with the proposed terms set forth in Annex A (the "Financing"). The term of this letter agreement ("Agreement") shall extend to October 31, 2007. The Company agrees that it will not, during the term of this Agreement, retain any additional placement agents to perform the same or similar services to be performed by SRA pursuant to this Agreement.

         During the term of this Agreement, we will provide you with assistance in connection with the Financing, which may include performing valuation analyses and assisting you in negotiating the financial aspects of the transaction. During the term of this Agreement, we will also identify and contact potential investors and review the private placement memorandum and other documents related to the Financing, which are prepared by the Company.

         In the event the Financing is consummated, the Company agrees to pay to SRA a transaction fee (the "Transaction Fee") consisting of (i) 6% (six percent) of the gross proceeds from the Financing received by the Company from investors to which SRA presented the Financing opportunity (the "SRA Investors"), and (ii) 2 year warrants to acquire a number of shares of the Company's Common Shares equal to 6% (six percent) of the number of shares issued in the Financing to SRA Investors (the "SRA Warrants").

         If the Company, in lieu of or in addition to a Financing, enters into a transaction, during the term of this Agreement or within 12 (twelve) months of the termination of this Agreement, pursuant to which the Company sells or licenses to SRA Investors any of the Company's divisions, business segments or material assets, ("Asset Sale") the Company will, pay to SRA an Asset Sale Fee equal to two and a half percent (2.5%) of the value attributable to the deal (the acquisition price). The Asset Sale Fee shall be paid upon consummation of the transaction.

         If the Company, due to a change of control (merger or buy out), elects not to consummate any transaction with SRA Investors, the Company shall pay a $20,000 break up fee to SRA upon consummation of the change of control transaction.

         The SRA Warrants issued by the Company pursuant to this Agreement will have an exercise price which will be the same as the price of such warrants issued to the SRA Investors in the Financing or, if the SRA Investors receive convertible debt, the lowest conversion price of such debt. If SRA Investors do not receive warrants, the exercise price of the SRA Warrants shall be the fair market value of one share of the Company's common stock on the day the

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                       SECURITY RESEARCH ASSOCIATES, INC.
        80 East Sir Francis Drake Blvd., Suite 3F, Larkspur, CA 94939 /
                    Phone: 415-925-0346 / Fax: 415-925-0264

                                  CONFIDENTIAL
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                       SECURITY RESEARCH ASSOCIATES, INC.


transaction causing the SRA Warrants to be issued was consummated. Warrants issued to SRA pursuant to this Agreement shall have piggyback registration rights, will include customary adjustments in the event of stock dividends and/or stock splits, reclassifications, reorganizations and/or business combinations involving the Company, and will have a "cashless exercise" provision. Notwithstanding the above to the extent that the Company places its securities with SRA's Investors, the Company will provide the same rights to SRA with respect to the Warrants as the rights granted by the Company to the SRA Investors.

         The Company agrees to provide all information and documents reasonably required to permit the SRA Investors to make an informed investment decision with respect to an investment in the Company. Such information and documents shall be provided at the cost of the Company.

         The Company also agrees to reimburse SRA periodically, upon request, or upon termination of our services pursuant to this Agreement, for our expenses, incurred in connection with our financial advisory services and the Financing, including fees and expenses of legal counsel, travel expenses and printing. All such non-accountable fees and expenses shall not exceed a combined aggregate amount of $10,000.

         Please note that any written or oral opinion or advice provided by SRA in connection with our engagement is exclusively for the information of the Board of Directors and senior management of the Company, and may not be disclosed to any third party (other than the Company's legal, accounting or other advisors, who shall have been instructed with respect to the confidentiality of such advice) or circulated or referred to publicly without our prior written consent, except as to the extent required by law, judicial or administrative process or regulatory demand.

         The Company or SRA shall be entitled to terminate this Agreement on written notice to the other party at the address set forth for such party on the signature page hereof. In the event of the termination of this Agreement, SRA shall be entitled to be paid its expenses subject to the terms described above. The confidentiality provisions of this Agreement shall be unaffected by the termination of this agreement. The Company shall not be obligated to reimburse any expenses incurred by SRA or its advisors with respect to activities undertaken after notification of termination is given. In the event this Agreement is terminated and prior to the expiration of 12 (twelve) months from the date of such termination, an agreement is entered into by the Company with respect to any transaction contemplated by this agreement with investors previously introduced by SRA, SRA will be entitled to the Transaction Fee set forth above. Upon the termination or expiration of this Agreement, SRA shall provide the Company with a list of those investors introduced to the Company by SRA with respect to the Financing.

         SRA is an independent contractor and placement agent of the Company. SRA will not have any right or authority to bind the Company or otherwise create any obligations of any kind on behalf of the Company and will make no representation to any third party to the contrary.

         The Company and SRA each agree to keep confidential and not disclose to any third party any confidential information of the other party, and to use such confidential information only in connection with the engagement hereunder; provided, however, the foregoing will not prohibit disclosures (i) to the parties' employees, agents, representatives, and others to the extent necessary to enable the Company or SRA to perform its responsibilities under this Agreement, (ii) to the extent required by law, judicial or administrative process or regulatory demand, or (iii) with respect to matters which become public other than by the actions of the disclosing party hereunder. This section will survive the termination of this Agreement for a period of five years.

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                       SECURITY RESEARCH ASSOCIATES, INC.
        80 East Sir Francis Drake Blvd., Suite 3F, Larkspur, CA 94939 /
                    Phone: 415-925-0346 / Fax: 415-925-0264

                                  CONFIDENTIAL
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                       SECURITY RESEARCH ASSOCIATES, INC.


         The Company and SRA agree to conduct the Financing in a manner intended to qualify for the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), provided by Section 4(2) of the Act. The Company and SRA agree to limit offers to sell, and solicitations of offers to buy, securities of the Company in connection with the Financing to persons reasonably believed by it to be "qualified institutional buyers" as such term is defined in Rule 144A under the Act and "accredited investors" as such term is defined in Rule 501(a) of Regulation D promulgated under the Act.

         The Company and SRA agree that any offers made in connection with the Financing will be made only to prospective purchasers on an individual basis and that no form of general solicitation or general advertising (within the meaning of Rule 502 under the Act) will be used in connection with the Financing. The Company and SRA agree to conduct the Financing in a manner intended to comply with the registration or qualification requirements, or available exemptions there from, under applicable state "blue sky" laws and applicable securities laws of other jurisdictions.

         The Company may decline to consummate the Financing with any prospective purchaser in the Company's sole discretion.

         The Company agrees to:

         (a) Indemnify and hold SRA harmless against any and all losses, claims, damages or liabilities to which SRA may become subject arising out of or in connection with any of the services rendered by SRA pursuant to this Agreement, unless such losses, claims, damages or liabilities are finally judicially determined to have resulted directly from the gross negligence or willful misconduct of SRA; and

         (b) Reimburse SRA periodically for reasonable legal or other expenses incurred by SRA in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuits, investigations, claims or other proceedings arising in any manner out of or in connection with the rendering of services by SRA pursuant to this Agreement (including, without limitation, in connection with the enforcement of this Agreement and the indemnification obligations set forth herein); it being understood however that the Company shall have no obligation to reimburse SRA for any such expenses and SRA shall immediately repay any such reimbursements by the Company in the event any losses, claims, damages or liabilities are finally judicially determined to have resulted directly from the gross negligence and willful misconduct of SRA.

         The Company agrees that the indemnification and reimbursement commitments set forth in this document shall apply whether or not SRA is a formal party to any lawsuits, arbitrations, claims or other proceedings and that such commitments shall extend upon the terms set forth in this paragraph to any controlling person, affiliate, director, officer, employee or agent of SRA (each, with SRA, an "Indemnified Person"). In the event an Indemnified Person is made a formal party to a lawsuit, claim or other proceeding arising out of or in

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                       SECURITY RESEARCH ASSOCIATES, INC.
        80 East Sir Francis Drake Blvd., Suite 3F, Larkspur, CA 94939 /
                    Phone: 415-925-0346 / Fax: 415-925-0264

                                  CONFIDENTIAL
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                       SECURITY RESEARCH ASSOCIATES, INC.


connection with any of the services rendered by SRA pursuant to this Agreement, and the Company takes over the defense of such action for an Indemnified Person, the Company further agrees that it will not, without such Indemnified Person's prior written consent, which consent shall not be unreasonably withheld, enter into any settlement of a lawsuit, claim or other proceeding arising out of or in connection with the private placement unless such settlement includes an express and unconditional release from the party bringing the lawsuit, claim or other proceeding of all Indemnified Persons. With respect to the immediately preceding sentence, in the event an Indemnified Person reasonably withholds their consent to a settlement, the Indemnified Person shall be responsible for all subsequent costs and expenses arising out of the defense of the Indemnified Person.

         The Company further agrees that the Indemnified Persons are entitled to retain separate counsel of their selection in connection with any of the matters in respect of which indemnification, reimbursement or contribution may be sought under this Agreement, provided that, in connection with any one action or proceeding, the Company shall not be responsible for the fees and expenses of more than one separate law firm or individual attorney in any one jurisdiction for all Indemnified Persons.

         Any dispute arising out of this Agreement shall be resolved in an arbitration conducted pursuant to the rules of the National Association of Securities Dealers, Inc. in San Francisco, CA.

         Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed copy of this Agreement, which shall become a binding agreement upon our receipt. We are delighted to accept this engagement and look forward to working with you on this assignment.

Very truly yours,


Brian G. Swift, Chairman and CEO

Agreement Confirmed by:
Security Research Associates, Inc.        Velocity Asset Management, Inc.
80 E. Sir Francis Drake Boulevard,        1800 Route 34 North, Bldg. 4,
Suite 3F                                  Suite 404A
Larkspur, CA 94939                        Wall, NJ  07719

By: ________________________              By: ________________________
    Brian G. Swift                            Jack Kleinert
    Chairman and CEO                          Chief Executive Officer
Date: _______________________             Date: _______________________


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                       SECURITY RESEARCH ASSOCIATES, INC.
        80 East Sir Francis Drake Blvd., Suite 3F, Larkspur, CA 94939 /
                    Phone: 415-925-0346 / Fax: 415-925-0264

                                  CONFIDENTIAL
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                       SECURITY RESEARCH ASSOCIATES, INC.


                                     Annex A
                                     -------
                                  CONFIDENTIAL
 Term Sheet for Private Placement of Velocity Asset Management, Inc. Securities



Investors:        "qualified institutional buyers" (as defined in Rule 144A
                  under the Act) and "accredited investors" (as defined in Rule
                  501(a) of Regulation D under the Act) acceptable to the Company.

Total Amount:     Up to $10 million by the sale of common shares, convertible preferred stock, convertible debt, nonconvertible debt, or a combination of the securities (the "Securities").

Price/Structure:  Price and structure to be negotiated with Investors.


Closing Date:     Mutual agreement between the Company and the prospective
                  purchasers but targeted to be no later than the term of this agreement.



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                       SECURITY RESEARCH ASSOCIATES, INC.
        80 East Sir Francis Drake Blvd., Suite 3F, Larkspur, CA 94939 /
                    Phone: 415-925-0346 / Fax: 415-925-0264

                                  CONFIDENTIAL
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